Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com
News Release

AllianceBernstein Announces July 31, 2007 Assets Under Management

New York, NY, August 9, 2007– AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. today reported that during the month of July, preliminary assets under management decreased by approximately $7 billion, or 0.9%, to $786 billion at July 31, 2007, as generally weak equity market returns were partially offset by net in-flows in all distribution channels, with particular strength in Institutional and Private Client.

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
ASSETS UNDER MANAGEMENT
($ billions)

	At July 31, 2007 (preliminary)				At June 30, 2007
	Institutional Investments	Retail	Private Client	Total	Total

Equity
Value	240	90	52	382	388
Growth	$112	$46	$26	$184	$186
Total Equity	352	136	78	566	574

Fixed Income	122	40	28	190	188

Index/Structured	25	5	-	30	31
Total	$499	$181	$106	$786	$793

	At June 30, 2007

Total	$501	$185	$107	$793

About AllianceBernstein

AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.3% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 62.8% of the AllianceBernstein Units at June 30, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.2% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of both Form 10-K for the year ended December 31, 2006 and of Form 10-Q for the quarter ended June 30, 2007. Any or all of the forward-looking statements that we make in Form 10-K, Form 10-Q, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

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